Exhibit 10.25

FORM OF

MUTUAL RELEASE AGREEMENT

This MUTUAL RELEASE AGREEMENT (this “Agreement”), is made and entered into as of [●], 2019, by and among:

(a)

[Chinos SPV LLC (“Chinos SPV”)], [●], Chinos Holdings, Inc. (“Holdings”) and each of its undersigned direct and indirect subsidiaries (each, a “Company Entity” and collectively, the “Company Entities”);

(b)	the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (collectively, the “Initial Consenting Crossholders”), of:

i.

term loans (the “Term Loans”) under the Amended and Restated Credit Agreement, dated March 5, 2014 (as amended, the “Term Loan Agreement”), among J. Crew Group, Inc. (“Group”), Chinos Intermediate Holdings B, Inc. (“Chinos B”), the lenders party thereto (the “Term Lenders”), and Wilmington Savings Fund Society, FSB as successor administrative agent;

ii.

13.00% Senior Secured Notes due 2021 and 13.00% Senior Secured New Money Notes due 2021 (together, the “IPCo Notes”) issued by J. Crew Brand Corp. and J. Crew Brand, LLC under the two Indentures dated July 13, 2017 (the “IPCo Indentures”);

iii.	Series A Preferred Stock issued by Holdings (the “Series A Preferred Stock”); and/or

iv.	common stock issued by Holdings (the “Common Stock”);

(c)

the beneficial holders, or investment advisors or managers for the account of beneficial holders that execute a joinder agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”), of Term Loans, IPCo Notes, Series A Preferred Stock and/or Common Stock (collectively, the “Subsequent Consenting Crossholders” and, together with the Initial Consenting Crossholders, the “Consenting Crossholders”); and

(d)

TPG Chinos, L.P. and TPG Chinos Co-Invest, L.P. (together “TPG”); and Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., LGP Chino Coinvest LLC (collectively, “LGP” and together with TPG, the “Sponsors”), in their respective capacities as Term Lenders, holders of Series B Preferred Stock issued by Holdings (the “Series B Preferred Stock”), and/or holders of Common Stock, as applicable.

Each Company Entity, each Consenting Crossholder, and each Sponsor are collectively referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article I.

RECITALS

WHEREAS, the Parties have agreed to the Transaction pursuant to the Transaction Support Agreement dated as of [●], 2019, among the Parties (as may be further amended, restated, supplemented, or otherwise modified from time to time, the “TSA”); and

WHEREAS, the consummation of the Transaction is conditioned on, among other things, the execution and delivery of this Agreement by all of the Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS, RULES OF CONSTRUCTION

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Article I:

“Affiliate” (and its derivatives) when used with respect to a specified Person, means another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, or is managed fund or account of, the Person specified. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting or other interests, as investment manager or advisor, or as trustee or executor.

“Chinos Claims” means solely those Claims that are connected with, arise out of, relate to or are otherwise based as a whole or in part on any acts, omissions, facts, matters, transactions or occurrences prior to the Closing, directly or indirectly relating to any or all of (i)(x) any applicable fiduciary duties and (y) any Claims arising under any theory of fraudulent conveyance or transfer (under applicable state law and/or the Bankruptcy Code), in each case, in connection with the ownership, management, financing, assets, properties, affairs or any other aspect of any of the Company Entities; (ii) the Term Loan Agreement or any related document or instrument; (iii) claims asserted or assertable in the litigation captioned Eaton Vance Management, et al, v. Wilmington Savings Fund Society, FSB, et al, Index No. 654397/17 and any related appeals; (iv) any aspect of the consummation of the Transaction between or among any or all of the Consenting Crossholder Releasees, Company Releasees, and Sponsor Releasees (but solely with respect to matters relating to any of the Company Entities), on the one hand, and any or all of the Consenting Crossholder Releasees, Company Releasees, and Sponsor Releasees (but solely with respect to matters relating to any of the Company Entities), on the other hand; (v) Claims arising from the Separation Transactions taken in furtherance of the Transactions, including, without limitation, any (x) Claims for appraisal as a result of any merger of any Company Entities, and (y) Specified Madewell Claims, but, in each case, not including any

Claims with respect to amendments or extensions of any Separation Transaction documentation absent the requisite consent of [the Series C Directors], and (vi) any aspect of the negotiations or discussions (occurring prior to the Closing) relating to any of the Definitive Documents or any aspect of the structuring or consummation of any of the transactions contemplated therein including, without limitation, the Separation Transactions. Notwithstanding the foregoing, nothing in this definition of “Chinos Claims” shall be construed to include (a) any claims or rights to which the Parties are entitled under, or any Claims for any breach arising out of or in connection with, this Agreement, the TSA and/or any of the other Definitive Documents, (b) any Claims, other than Specified Madewell Claims or Claims arising from the Separation Transactions, between or among the Company Entities (including, for the avoidance of doubt, with respect to any intercompany indebtedness or the IP License Agreement (as such term is defined under the IPCo Indentures)), (c) any Claims arising under the IPCo Indentures or any rights, title or interests of or in favor of the trustee or any holders of IPCo Notes from time to time under any of the IPCo Indentures, or (d) any rights, terms, obligations or remedies arising under the Amended and Restated Management Services Agreement, dated July 13, 2017, by and among Holdings, Group, Chinos Intermediate, Inc., and Chinos B and the Management Services Agreement, dated July 13, 2017, by and among Group, Chinos Intermediate, Inc., Chinos B, and the Sponsors.

“Claim(s)” means, individually or collectively, as applicable, any and all actions, causes of action, cross-claims, interests, obligations, licenses, liens, guaranties, franchises, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, setoffs, recoupments, losses, and rights to reimbursement, subrogation, contribution, indemnification or other payment, costs or expenses (including attorneys’ fees), in each case whether arising under contract, in law (whether state, federal, local or foreign laws, including securities and fraudulent transfer laws), tort or in equity or by operation of law, of any nature whatsoever, known or unknown (including, without limitation, a waiver of any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the released party), matured or unmatured, concealed, suspected or unsuspected, fixed or contingent, secured or unsecured, disputed or undisputed, assertable directly or derivatively by class representative or individual, foreseen or unforeseen and whether representing a past, present or future obligation; provided that any claim that a court of competent jurisdiction determines by a final order no longer subject to appeal to have constituted actual fraud (not including constructive fraud) or willful misconduct shall not constitute a “Claim” hereunder.

“Closing” has the meaning ascribed to it in the TSA.

“Company Releasee(s)” and “Company Releasors” means, individually or collectively, as applicable, subject to Section 1.2(i), and each in their capacity as such: (i) each Company Entity, (ii) the Affiliates, Subsidiaries and controlling Persons of any Company Entity, (iii) all Representatives of any Persons referenced in clause (i) and (ii), and (iv) the respective predecessors, successors, successors-in-interest, assigns, heirs and Representatives of any Persons referenced in any of clauses (i) through (iii).

“Consenting Crossholder Releasee(s)” and “Consenting Crossholder Releasors” means, individually or collectively, as applicable, subject to Section 1.2(i), and each in their capacity as such: (i) each Consenting Crossholder, (ii) the respective Affiliates, Subsidiaries and controlling Persons of any Consenting Crossholder, (iii) all Representatives of any Persons referenced in any of clauses (i) through (ii), and (iv) the respective predecessors, successors, successors-in-interest, assigns, heirs and Representatives of any Persons referenced in any of clauses (i) through (iii).

“Definitive Documents” has the meaning ascribed to it in the TSA.

“Governmental Body” means any foreign, federal, state, municipal or other government, or other department, commission, board, bureau, agency, public authority or instrumentality thereof or any other court or arbitrator.

“Person” means any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, any Governmental Body or any other entity, whether acting in an individual, fiduciary or other capacity.

“Related Parties” means (i) with respect to any Consenting Crossholder, or Company Entity, its respective Affiliates and Representatives, each in their capacity as such, and (ii) with respect to any Sponsor, its respective Subsidiaries (other than any portfolio companies) and Representatives (other than any of its Representatives that are its Affiliates), each in their capacity as such.

“Released Claim(s)” means, with respect to any Releasor, any Claim which is released by such Releasor pursuant to any of the provisions of Article II hereof.

“Releasee(s)” means the Company Releasees, the Consenting Crossholder Releasees, and the Sponsor Releasees.

“Releasor(s)” means the Company Releasors, the Consenting Crossholder Releasors, and the Sponsor Releasors.

“Representatives” means, with respect to any Person, and each in their capacity as such, all present and former officers, directors, stockholders, general or limited partners, managers, managing directors, managing members, members, principals, employees, attorneys, agents, trustees, financial advisors, restructuring advisors, accountants, investment bankers, consultants, managed accounts, managed funds and other representatives and agents of such Person.

“Requisite Consenting Support Parties” has the meaning ascribed to it in the TSA.

“Separation Transactions” has the meaning ascribed to it in the TSA.

“Specified Madewell Claims” means, collectively, any Claims based on the dividend or distribution of the Company Entities’ “Madewell” business or assets in accordance with the terms of the Definitive Documents.

“Sponsor Releasee(s)” means, individually or collectively, as applicable, subject to Section 1.2(i), and each in their capacity as such: (i) each of the Sponsors, (ii) the Affiliates, Subsidiaries (other than any portfolio companies) and controlling Persons of any Sponsor, (iii) all Representatives (other than any Representatives that are Affiliates of any Sponsor) of any Persons referenced in clause (i) and (ii), and (iv) the respective predecessors, successors, successors-in-interest, assigns, heirs and Representatives (other than any Representatives that are Affiliates of any Sponsor) of any Persons referenced in any of clauses (i) through (iii).

“Sponsor Releasor(s)” means, individually or collectively, as applicable, subject to Section 1.2(i), solely in their respective capacities as Term Lenders and holders of IPCo Notes, Series A Preferred Stock, Series B Preferred Stock and/or Common Stock, as applicable, (i) each of the Sponsors, (ii) the Affiliates, Subsidiaries (other than any portfolio companies) and controlling Persons of any Sponsor, (iii) all Representatives (other than any Representatives that are Affiliates of any Sponsor) of any Persons referenced in clause (i) and (ii), and (iv) the respective predecessors, successors, successors-in-interest, assigns, heirs and Representatives (other than any Representatives that are Affiliates of any Sponsor) of any Persons referenced in any of clauses (i) through (iii).

“Subsidiary” means, with respect to a Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities, or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly beneficially owned or controlled by such Person or by any one or more of its subsidiaries, or by such Person and one or more of its subsidiaries.

“Transaction” has the meaning ascribed to it in the TSA.

Section 1.2. The following provisions shall be applied wherever appropriate herein:

(a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(d) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Party as the principal draftsperson hereof or thereof;

(e) the descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement;

(f) any references herein to a particular Article or Section means an Article or Section of this Agreement unless another agreement is specified;

(g) whenever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; and

(h) notwithstanding anything to the contrary herein, for purposes of this Agreement, (1) none of the Company Entities shall be deemed to be an Affiliate, Subsidiary, controlling Person or Representative of any of the Consenting Crossholders or the Sponsors, (2) none of the Consenting Crossholders shall be deemed to be an Affiliate, Subsidiary, controlling Person or Representative of any of the Company Entities or the Sponsors and (3) none of the Sponsors shall be deemed to be an Affiliate, Subsidiary, controlling Person or Representative of any of the Consenting Crossholders or the Company Entities.

ARTICLE II.

RELEASES

Section 2.1 Releases By Company Releasors. Except as expressly set forth in the immediately following sentence and Section 2.4 hereof, effective as of the Closing (assuming all conditions to Closing have occurred in accordance with the TSA), each of the Company Releasors hereby forever and irrevocably releases, remises and discharges each of the Consenting Crossholder Releasees, the Sponsor Releasees, and the Company Releasees from any and all Chinos Claims that each such Company Releasor ever had, may have or hereafter can, may or shall have against or with respect to such Person, and hereby agrees and covenants not to assert or prosecute, or assist or otherwise aid any other Person in the assertion or prosecution, against any or all of the Consenting Crossholder Releasees, the Sponsor Releasees, and the Representatives of the Company Entities any such Chinos Claims. Notwithstanding the foregoing, nothing in this Section 2.1 shall be construed to constitute a release of, or a covenant not to sue in respect of, any Claims for any breach first occurring at or after the Closing of any provision, representation, warranty, covenant or agreement contained in this Agreement, the TSA and/or any of the other Definitive Documents. It is understood and agreed that, for purposes of this Section 2.1, each Company Entity is acting on behalf of each other related Person that is a Company Releasor by virtue of its respective relationship to or with such Company Entity to the maximum extent permitted by law.

Section 2.2 Releases By Consenting Crossholder Releasors. Except as expressly set forth in the immediately following sentences and Section 2.4 hereof, effective as of the Closing (assuming all conditions to Closing have occurred in accordance with the TSA), each of the Consenting Crossholder Releasors hereby forever and irrevocably releases, remises and discharges each of the Company Releasees, the Sponsor Releasees, and the Consenting Crossholder Releasees from any and all Chinos Claims that such Consenting Crossholder Releasor ever had, may have or hereafter can, may or shall have against or with respect to such Person, and hereby agrees and covenants not to assert or prosecute, or assist or otherwise aid any other Person in the assertion or prosecution, against any or all of the Company Releasees, the Sponsor Releasees, and the Consenting Crossholder Releasees any Chinos Claims. It is understood and agreed that the Consenting Crossholders are acting solely in their respective capacities as Term Lenders, holders of IPCo Notes (but solely for the limited releases contemplated hereby and not in respect of any obligations, covenants or undertakings under the IPCo Notes), holders of Series A Preferred Stock and/or holders of Common Stock, as applicable, and that nothing in this Section 2.2 shall be construed to constitute a release of, or a covenant not to sue in respect of (a) any Chinos Claim that any Consenting Crossholder has in any other capacity or in any transaction or agreement unrelated to the Transaction (it being understood that the Term Loan Agreement is related to the Transaction) or (b) any Claims for any breach first occurring at or after the Closing of any provision, representation, warranty, covenant or agreement contained in this Agreement, the TSA and/or any of the other Definitive Documents. Notwithstanding anything to the contrary, nothing in Section 2.2 constitutes a waiver, release, remise, discharge or waiver (including a waiver of any default or event of default) by the Consenting Crossholders of (x) any rights or interests of the Consenting Crossholders, or (y) any obligations, covenants or other undertakings of the Company Releasees or the Sponsor Releasees that are party to the IPCo Indentures, TSA or any of the Definitive Documentation or any other related document, in each case of clause (x) and clause (y), arising under the IPCo Indentures, TSA, any Definitive Document or any other document executed or delivered in connection with any of the foregoing.

Section 2.3 Releases By Sponsor Releasors. Except as expressly set forth in the immediately following sentences and Section 2.4, and subject to Section 1.2(i), effective as of the Closing (assuming all conditions to Closing have occurred in accordance with the TSA), each Sponsor Releasor, does hereby forever and irrevocably release, remise and discharge each of the Company Releasees, the Consenting Crossholder Releasees, and the Sponsor Releasees from any and all Chinos Claims that such Sponsor Releasor ever had, may have or hereafter can, may or shall have against or with respect to such Person, and hereby agrees and covenants not to assert or prosecute, or assist or otherwise aid any other Person in the assertion or prosecution, against any or all of the Company Releasees, the Consenting Crossholder Releasees, and the Sponsor Releasees any and all Chinos Claims. It is understood and agreed that the Sponsors are acting solely in their respective capacities as Term Lenders, holders of IPCo Notes (but solely for the limited releases contemplated hereby and not in respect of any obligations, covenants or undertakings under the IPCo Notes), holders of Series A Preferred Stock, holders of Series B Preferred Stock and/or holders of Common Stock, as applicable, and that nothing in this Section 2.2 shall be construed to constitute a release of, or a covenant not to sue in respect of, (a) any Chinos Claim that any Sponsor has in any other capacity or in any transaction or agreement unrelated to the Transaction (it being understood that the Term Loan Agreement is related to the Transaction) or (b) any Claims for any breach first occurring at or after the Closing of any provision, representation, warranty, covenant or agreement contained in this Agreement, the TSA and/or any of the other Definitive Documents. Notwithstanding anything to the contrary, nothing in Section 2.3 constitutes a waiver, release, remise, discharge or waiver (including a waiver of any default or event of default) by the Sponsors of (x) any rights or interests of the Sponsors, or (y) any obligations, covenants or other undertakings of the Company Releasees or the Consenting Crossholder Releasees that are party to the IPCo Indentures, TSA or any of the Definitive Documentation or any other related document, in each case of clause (x) and clause (y), arising under the IPCo Indentures, TSA, any Definitive Document or any other document executed or delivered in connection with any of the foregoing.

Section 2.4 Limitation Of Releases. Notwithstanding anything herein, nothing in this Agreement shall release, waive, modify, discharge, limit or impair (i) any rights, terms, obligations or remedies arising under the Definitive Documents, (ii) any post-Closing rights or obligations of any Person, (iii) any right of any Releasor or Related Party to indemnification or exculpation existing under applicable law (whether now existing or existing under prior applicable law) or the organizational documents of any Company Entity, or (iv) the right, if any, of any Consenting Crossholder to receive any recovery on account of any Chinos Claims obtained by any Person that is not a party to this Agreement, including any recovery on account of any Chinos Claims obtained in a derivative action on behalf of a Person that is a party to this Agreement.

Section 2.5 No Reliance And No Duty To Disclose. Each of the Parties, on behalf of itself and its Related Parties, in any capacity, agrees and acknowledges that (a) except as expressly provided in this Agreement, no other Party or any other Releasee, in any capacity, has warranted or otherwise made any representations to it or any of its Related Parties concerning any Released Claim (including any representation concerning the existence, nonexistence, validity or invalidity of any Released Claim) and no Releasor has relied on any Releasee in providing the releases and covenants not to sue in this Article II, (b) the validity and effectiveness of the foregoing releases and covenants not to sue in this Article II do not depend in any way on any such representations or warranties or the accuracy, completeness or validity thereof, (c) no other Party or any other Releasee, in any capacity, has any duty to disclose or provide any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to it or any other Releasor, including any facts or documents which, if known by any Releasor, might have caused such Releasor or any Party to which such Releasor is Affiliated not to execute and deliver this Agreement and/or any Definitive Document, and (d) each such release and covenant not to sue shall remain in full force and effect even if any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected, foreseen or unforeseen) were not disclosed or provided (whether intentionally, unintentionally or otherwise) by any Releasee to any Releasor, which facts or documents, if known by such Releasor, might have caused such Releasor or any Party to which such Releasor is Affiliated not to execute and deliver this Agreement and/or any Definitive Document. Nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this Agreement or any Definitive Document.

Section 2.6 Release Of Unknown Claims.

(a) Except as expressly set forth in this Section 2.6, each of the Parties agrees and acknowledges, on behalf of itself and its Related Parties, that the Released Claims which it is releasing and covenanting not to sue on behalf of itself and its Related Parties pursuant to the provisions hereof include any Released Claim which does not yet exist or which such Releasor does not know or suspect to exist in its or its Related Parties’ favor at the time of the giving of the foregoing releases and covenants not to sue which, if known by it, might affect its decision regarding the releases and covenants not to sue set forth herein. Except as expressly set forth in this Section 2.6, each of the Parties, on behalf of itself and its Related Parties, agrees and acknowledges that it might hereafter discover facts or documents in addition to or different from those which it now knows or believes to be true or exist with respect to the subject matter of any of the Released Claims, but no Party or any other Releasee in any capacity shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected, foreseen or unforeseen) to any Releasor, and each of the Releasors shall be deemed to have fully, finally and forever settled and released any and all Released Claims, whether known or unknown, concealed, suspected or unsuspected, contingent or non-contingent, assertable directly or derivatively by class representative or individual, which now exist or heretofore have existed upon any theory of law (whether state, federal, local or foreign laws, including securities laws), contract, tort or equity now existing or coming into existence in the future. Notwithstanding the foregoing, nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this Agreement or any Definitive Document.

(b) To the extent applicable, each Party warrants, represents, and agrees that it is fully aware of California Civil Code section 1542, which provides as follows:

SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Party hereby knowingly and voluntarily waives and relinquishes the provisions, rights, and benefits of the California Civil Code section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the claims being released pursuant to this Article II, and each Party hereby agrees and acknowledges that this is an essential term of the releases set forth in this Article II. In connection with such releases, each Party acknowledges that it is aware that it or its attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the claims being released under this Agreement. Nevertheless, it is the intention of the Parties in executing this Agreement to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action) constituting claims released pursuant to this Agreement.

Section 2.7 No Admission. Nothing in this Agreement shall be construed as an admission by any Releasor or Releasee of the existence of any Released Claim or of any liability with respect to any or all of such Released Claims or any other past or future act, omission, fact, matter, transaction or occurrence.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

To induce the other Parties to enter into this Agreement and the Definitive Documents, each Party, severally and not jointly, represents and warrants (with respect to itself only) to the other Parties as follows:

Section 3.1 Existence. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

Section 3.2 Powers; Authorization; Enforceable Obligations. Such Party has the corporate, partnership, limited liability company or trust power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate, partnership, trust or other action to authorize the execution, delivery and performance of this Agreement. This Agreement, constitutes the legal, valid and binding obligations of it, enforceable against it and its Related Parties in accordance with the respective terms of such agreements and documents, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally.

ARTICLE IV.

MISCELLANEOUS.

Section 4.1 Effectiveness. This Agreement and the Parties’ respective obligations hereunder shall become effective when (a) each of the Company Entities, the Consenting Crossholders, and the Sponsors shall have executed and delivered to the other Parties a counterpart of this Agreement and (b) the Closing shall have occurred. The releases and other covenants set forth herein shall be null and void and of no force and effect if such Closing does not occur.

Section 4.2 Amendments; Waivers. No term or provision of this Agreement may be amended, modified or waived except in a writing signed by the Company, the Requisite Consenting Support Parties, and the Sponsors; provided that no waiver, modification, or amendment to this Agreement that is (a) disproportionately adverse to any Party as compared to similarly situated Parties shall be binding upon such Party unless such Party has consented in writing to such waiver, modification or amendment and (b) adverse to any Releasee(s) shall be binding unless such Releasee has consented in writing to such waiver, modification or amendment. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver. The failure of any Party to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

Section 4.3 Successors And Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party, without the prior written consent of the other Parties, and then only to a person who has agreed to be bound by the provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties, the Releasees and their respective successors and permitted assigns. Any Releasee who is not named as a Party shall have the rights of an intended third-party beneficiary with respect to the provisions of this Agreement. Except as set forth in this Section, no other Person not a Party shall be deemed a third-party beneficiary of any provision of this Agreement or shall otherwise be entitled to enforce any provision hereof.

Section 4.4 Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. The Parties agree that this Agreement will be considered signed when the signature of a Party is delivered by facsimile or electronic mail transmission in portable document format (pdf). Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an original signature.

Section 4.5 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

Section 4.6 Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed effective upon actual receipt if delivered personally; on the date receipt is acknowledged or refused if mailed by certified mail, postage prepaid, return receipt requested; on the next business day if by overnight delivery by a nationally recognized, reputable, overnight courier; and in any case shall be addressed to the parties at the following addresses or facsimile numbers:

If to the Company Entities:

Chinos Intermediate Holdings A, Inc

225 Liberty Street

New York, New York 10281

Attn:     Maria Di Lorenzo, Esq. (Maria.DiLorenzo@JCrew.com)

with copies to (which will not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:     Michael Aiello (Michael.Aiello@weil.com)

 Ray C. Schrock, P.C. (Ray.Schrock@weil.com)

 Alexander Lynch, Esq. (Alexander.Lynch@weil.com)

 Ryan Preston Dahl, Esq. (Ryan.Dahl@weil.com)

If to the Consenting Crossholders, the addresses listed on the signature pages of the Consenting Crossholders hereto, with copies to (which will not constitute notice):

Milbank LLP

55 Hudson Yards

New York, New York 10001

Attn:         Dennis F. Dunne, Esq. (ddunne@milbank.com)

     Samuel A. Khalil, Esq. (skhalil@milbank.com)

If to the Sponsors:

TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attn: Adam Fliss (afliss@tpg.com)

-and-

Leonard Green & Partners, L.P.

11111 Santa Monica Boulevard, Suite 2000

Los Angeles, California 90025

Attn: Todd Purdy (purdy@leonardgreen.com)

Any notice given by facsimile or by e-mail shall be effective upon oral, machine, or reply confirmation of transmission.

Section 4.7 Entire Agreement. This Agreement and the other Definitive Documents contain the entire understanding of the Parties with respect to the transactions set forth herein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties made, whether oral or written, by the Parties or by any officer, employee or representative of any Party.

Section 4.8 Further Assurances. At all times before, on or after the Closing, each Party will, and will cause its Related Parties to, cooperate in good faith with the other Parties and will, and will cause its Related Parties to, promptly take all appropriate action and execute any and all documents, instruments or conveyances of any kind which any other Party may reasonably request to consummate or implement any of the transactions contemplated hereby or thereby or to evidence such events or matters.

Section 4.9 Parties’ Use Of Legal Counsel And Construction Of Agreement. Each of the Parties represents to each other Party that it has discussed this Agreement with its counsel. This Agreement has been prepared through the joint efforts of all of the Parties. Neither the provisions of this Agreement nor any alleged ambiguity shall be interpreted or resolved against any Party on the ground that such Party’s counsel drafted this Agreement, or based on any other rule of strict construction. Each of the Parties represents and declares that such Party has carefully read this Agreement, and that such Party knows the contents hereof and signs the same freely and voluntarily. The Parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

Section 4.10 Severability. If any portion of this Agreement shall be held to be invalid, unenforceable, void or voidable, or violative of applicable law, the remaining portions of this Agreement so far as they may practicably be performed shall remain in full force and effect and binding on the Parties.

Section 4.11 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that there is no adequate remedy at law with respect to any such breach. Accordingly, each of the Parties and their respective successors and permitted assigns agrees that the other Parties or their respective successors and permitted assigns shall, in addition to any other remedy to which they may be entitled, at law or in equity, be entitled to injunctive or other relief to prevent breaches or alleged or threatened breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction.

Section 4.12 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the courts of the State of New York located in the City of New York, New York, or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such courts, generally and unconditionally, with respect to any such action, suit or proceeding and agrees that it shall bring any action, suit or proceeding relating to this Agreement in such courts.

Section 4.13 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers, all as of the date and year first above written.

CHINOS SPV LLC

By:
Name: [●]
Title: [●]

CHINOS HOLDINGS, INC.[1]

By:
Name: Vincent Zanna
Title: SVP, Finance and Treasurer

[1]	To insert signature blocks for final Company Entities, including each direct and indirect subsidiaries of Holdings.

[Signature Page to Mutual Release Agreement]

TPG CHINOS, L.P.

By: TPG Advisors VI, Inc., its General Partner

By:
Name: Michael LaGatta
Title: Vice President

TPG CHINOS CO-INVEST, L.P.

By: TPG Advisors VI, Inc., its General Partner

By:
Name: Michael LaGatta
Title: Vice President

[Signature Page to Mutual Release Agreement]

GREEN EQUITY INVESTORS V, L.P.
By: GEI CAPITAL V, LLC, its General Partner
By:
Name: Andrew Goldberg
Title: General Counsel

GREEN EQUITY INVESTORS SIDE V, L.P.
By: GEI CAPITAL V, LLC, its General Partner
By:
Name: Andrew Goldberg
Title: General Counsel

LGP CHINO COINVEST LLC
By: Leonard Green & Partners, L.P., its Manager
By: LGP Management, Inc., its general partner

By:
Name: Andrew Goldberg
Title: General Counsel

[Signature Page to Mutual Release Agreement]

[CONSENTING CROSSHOLDER]

By:
Name:
Title:

Notice Address:

Fax:

Attention:
Email:

[Signature Page to Mutual Release Agreement]

Exhibit A

Form of Joinder Agreement

FORM OF JOINDER AGREEMENT FOR CONSENTING SUPPORT PARTIES

This Joinder Agreement to the Mutual Release Agreement, dated as of [_______], 2019 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company Entities, the Consenting Crossholders, and the Sponsors, each as defined in the Agreement, is executed and delivered by ___________________ _____________ (the “Joining Party”) as of ______________, 20__. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Consenting Crossholder” and a “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party.

2. Representations and Warranties. With respect to the aggregate principal amount of Claims and Interests set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Crossholders, as set forth in Article III of the Agreement to each other Party to the Agreement.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:

Name:
Title:

Notice Address:

Fax:

Attention:
Email:

Acknowledged:

CHINOS HOLDINGS, INC. (on behalf of the Company Entities)

By:
Name:
Title:

Annex I

Mutual Release Agreement